CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-K of Dahua Inc. (the “Company”) for the fiscal year ended December 31, 2009, I, Hua Meng, Chief Financial Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Annual Report on Form 10-K for the year ending December 31, 2009 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Annual Report on Form 10-K for the fiscal year ended December 31, 2009 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 31, 2010

/s/ Hua Meng
Hua Meng
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)